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                                                                    EXHIBIT 23.6


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

We consent to incorporation by reference in the Registration Statement on Form S-3 of Devon Energy Corporation, of our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheets of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Current Report on Form 8-K of Devon Energy Corporation filed on November 13, 2000.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                     Deloitte & Touche LLP Chartered Accountants
Calgary, Alberta, Canada
November 15, 2000